EXHIBIT 10.33d

                        FOURTH AMENDMENT TO 8% TERM NOTE


         FOURTH AMENDMENT, dated as of June 2, 2006, TO 8% TERM NOTE, dated April 5, 2005, as amended on September 30 and December 19, 2005, and March 20, 2006, made by and between Delta Mutual, Inc., a Delaware corporation, with its principal offices located at 111 North Branch Street, Sellersville, PA 18960 (the "Borrower") and ____________________, (the "Lender"). Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such term in the Original Note.

           WHEREAS, the Borrower and the Lender are parties to that certain 8% Term Note, dated April 5, 2005, as amended on September 30 and December 19, 2005, and March 20, 2006, (the "Original Note") pursuant to which the Borrower has borrowed the amount of $__________ from the Lender;

         WHEREAS, the Original Note provides that the Maturity Date shall be June 5, 2006; and

         WHEREAS, the Borrower and the Lender have agreed to further amend the Original Note to make payment due upon demand by the Lender; and

         WHEREAS, in accordance with the terms and conditions of the Original Note, the Borrower and the Lender hereby approve the amendment of the Original Note as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

         1. By their respective execution of this Fourth Amendment, the Borrower and the Lender agree that:

      (a) the initial paragraph of the Original Note is hereby amended to read in its entirety as follows: "FOR VALUE RECEIVED, DELTA MUTUAL INC., a Delaware corporation (the "Company"), with offices at 111 North Branch Street, Sellersville, PA 18960, promises to pay ____________________, (the "Lender"), _________on demand, in lawful money of the United States of America, the principal sum of ___________________________, together with interest from the date of this Note on the unpaid principal balance at a rate equal to eight percent (8%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days and compounded quarterly on the last day of each calendar quarter. All unpaid principal, together with any unpaid and accrued interest, shall be due and payable at any after the earlier of receipt by the Company of written demand for payment by the Lender, or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Lender or made automatically due and payable in accordance with the terms hereof."

       (b) Subparagraph 1.4 is hereby amended to read in its entirety as follows: "`Maturity Date" shall mean the date on which demand for payment in writing from Lender is received by the Company."

         2. Except as expressly provided herein, the Original Note shall continue in full force and effect.

         3. This Fourth Amendment may be executed by facsimile and in counterparts which taken together, shall be deemed an original and shall constitute a single agreement.


         IN WITNESS WHEREOF, the Borrower and the Lender have executed this Fourth Amendment as of the date first written above.


            DELTA MUTUAL INC.




         By:                               By:
             -----------------------           ---------------------------
            Peter F. Russo
            President & CEO